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                                  PRESS RELEASE



FOR IMMEDIATE RELEASE - April 7, 2004 (10:00 a.m. Central Time)

CAPITAL BANCORP, INC.
1820 WEST END AVENUE
NASHVILLE, TENNESSEE 37203

         Contact: Sally P. Kimble, Executive Vice President and Chief Financial Officer (615.234.1614)

                  CAPITAL BANCORP, INC., NASHVILLE, TENNESSEE,
                 ANNOUNCES FIRST QUARTER 2004 EARNINGS INCREASE

Nashville, Tennessee, April 7, 2004 - Capital Bancorp, Inc. today issued the following statement:

Capital Bancorp, Inc. reported consolidated earnings and financial highlights for the quarter ended March 31, 2004. Capital Bancorp, Inc. is the parent company of Capital Bank & Trust Company. These results included:

Net income for the first quarter of 2004 was $603,000, or $0.38 basic earnings per common share, up 25.1% from $482,000, or $0.31 basic earnings per common share, for the same period in 2003. The earnings increase is primarily attributable to increased interest income due to increased loan volume and management of non-interest expense.

The Company's growth trends are also continuing into 2004. Total assets have increased $8,671,000, or 3.1%, from $281,969,000 at December 31, 2003, to
$290,640,000 at March 31, 2004. Loans, net of allowance for possible loan losses and unearned interest and fees, increased $526,000, or about 0.2%, during the first quarter of 2004, ending the period at $214,860,000. Total deposits increased $17,750,000, or 7.9%, to $241,980,000 during the same period.

In commenting on the Company's first quarter performance, R. Rick Hart, Chairman, President and CEO, said: "Our profits for the first quarter of 2004 have been outstanding. We are experiencing solid earnings growth, thereby allowing us to exceed our expectations. We remain bullish on the Bank's outlook for this year and the Bank is particularly fortunate to have the outstanding team of directors and staff that continues to provide unparalleled service to our customers."

IMPORTANT NOTE ABOUT FORWARD-LOOKING STATEMENTS: Statements in this press release that are not statements of historical or current fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms outlook, believes, belief, expects, expectations, intends, intentions, anticipates or plans to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission. The following important factors affect the future results of the Company and could cause those results to differ



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materially from those expressed in the forward-looking statements: Changes in interest rates, further declines or upward trends in the local, regional, state and national economies, as well as the effects of future government fiscal and monetary policies, and the Bank's ability to attract stable low-cost deposits and to make quality and profitable loans, among other things, are all factors that can have a material impact on the Company's ability to achieve favorable results. To these must be added other risks previously and hereafter identified from time to time in the Company's reports to the Securities and Exchange Commission and in public announcements. In addition, all numbers are unaudited and quarterly results are subject to adjustment in the ordinary course. The Company disclaims any obligation to correct or update this information and does not plan to do so.

ABOUT THE COMPANY: Capital Bancorp, Inc. is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. The Company is headquartered in Nashville, Tennessee. It offers extensive and service-intensive financial products and services through its direct and indirect subsidiaries. Its principal subsidiary is Capital Bank & Trust Company, which operates six full-service banking offices in Davidson and Sumner Counties, in Tennessee, including West End, Downtown, Green Hills, Goodlettsville, Hendersonville, and Hermitage. For additional information about the Company and the Bank, please visit the Bank's website at www.capitalbk.com.

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